UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 21, 2020

NAPCO SECURITY TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

Delaware	0-10004	11-2277818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bayview Avenue, Amityville, New York 11701

(Address of principal executive offices)

Registrant's telephone number, including area code (631) 842-9400

____________________________________________________

(Former name and former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NSSC	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The 2019 annual meeting of the shareholders of Napco Security Technologies, Inc. (the “Company”) was held on May 21, 2020. Matters voted on at the annual meeting and the results thereof were as follows:

Proposal 1: Election of directors. The following individuals were elected to the Company’s Board of Directors to hold office until the Annual Meeting after the 2022 fiscal year.

	For	Withheld	Broker Non-Votes
Richard L. Soloway	12,105,968	1,880,553	2,034,248
Kevin S. Buchel	10,868,971	3,117,550	2,034,248

Proposal 2: Ratification of the selection of Baker Tilly Virchow Krause LLP as the Company’s independent registered public accountants for fiscal 2020.

For	Against	Abstain
15,783,839	233,205	3,725

Proposal 3: Approval of adoption of the 2020 Non-Employee Stock Option Plan.

For	Against	Abstain	Broker Non-Votes
9,506,076	4,046,748	433,697	2,034,248

Proposal 4: Advisory vote to approve compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
13,004,259	523,773	4,494,489	2,034,248

Proposal 5: Advisory vote to determine the frequency of the advisory vote to approve the compensation of the named executive officers.

Every Three Years	Every Two Years	Every Year	Abstain	Broker Non-Votes
8,145,936	106,927	5,723,343	10,315	2,034,248

In light of the shareholder vote on frequency of future votes on approval of named executive officer compensation, the Company has decided that it will include a shareholder vote on approval of named executive officer compensation in its proxy materials every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned there-under duly authorized.

NAPCO SECURITY TECHNOLOGIES, INC.
(Registrant)

Date:	May 26, 2020	By:	/s/ Kevin S. Buchel
Kevin S. Buchel
Senior Vice President and Chief Financial Officer